UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2024

Trimble Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)
10368 Westmoor Dr, Westminster, CO 80021
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (720) 887-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TRMB	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
On January 28, 2024, the Board of Directors (the “Board of Directors”) of Trimble Inc. (the “Company”) expanded the Board of Directors from nine to eleven members and appointed Kara Sprague and Ron Nersesian to serve as directors of the Company, effective as of February 5, 2024. Neither Ms. Sprague nor Mr. Nersesian has yet been appointed to serve on any committee of the Board of Directors.
Ms. Sprague and Mr. Nersesian will each be entitled to compensation for their service as a non-employee director pursuant to the Company’s compensation practices for non-employee directors, which are described in the Company’s Board of Directors Compensation Policy (the “Compensation Policy,” a current copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8‑K filed February 28, 2022). In addition, the Company intends to enter into its standard form indemnification agreement with Ms. Sprague and with Mr. Nersesian. Neither Ms. Sprague nor Mr. Nersesian has any family relationship with any director or executive officer of the Company, nor any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S‑K.
The press release announcing these appointments is attached as Exhibit 99.1 and incorporated herein by reference.
Item 8.01. Other Events.
On January 28, 2024, the Board of Directors authorized the repurchase of up to $800.0 million in shares of the Company’s common stock, effective immediately. The stock repurchase authorization does not have an expiration date and replaces the prior authorization of up to $750.0 million, of which $115.3 million was remaining at the end of 2023 but is now cancelled.
Under the stock repurchase program, the Company may repurchase shares of the Company’s common stock from time to time, through accelerated share repurchase programs, open market transactions, privately-negotiated transactions, block purchases, tender offers or other means. The program may be suspended, modified or discontinued at any time at the Company’s discretion without prior notice.
The press release announcing the stock repurchase program is attached as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated as of January 30, 2024, of Trimble Inc.
104	The cover page from this Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE INC.
a Delaware corporation

Dated: January 30, 2024	By:	/s/ JENNIFER A. ALLISON
Jennifer A. Allison Vice President, General Counsel and Secretary